CERTIFICATION OF PRESIDENT/CHIEF EXECUTIVE OFFICER

Pursuant to section 906 of the Sarbanes-Oxkly Act of 2002 (18 U.S.C. ss. 1350), the undersigned, Robert Lunde, President and Chief Executive Officer, of UraniumCore Company a Delaware corporation, (the "Company"), does hereby certify, to his knowledge, that :

The Quarterly Report on Form 10-QSB for the period ended September 30, 2006, of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: Robert Lunde
Robert Lunde
President
Chief Financial Officer

November 16, 2006